                   ___ = THE MATERIAL HAS BEEN OMITTED
                   PURSUANT TO A REQUEST FOR CONFIDENTIAL
                   TREATMENT AND SUCH MATERIAL HAS BEEN FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                   COMMISSION



                                                                   Exhibit 10MM

                              OPERATING AGREEMENT
                                      FOR
                                 TRIO STAR LLC

     THIS OPERATING AGREEMENT is made and entered into as of December 31, 1997, by and among Advanced Products Labs, Inc., a California corporation located in Fremont, California ("APL"), R-Cubed Composites, Inc., a
Delaware corporation located in West Jordan, Utah ("RCC") and Starmet Comcast Corp., a Delaware corporation located in Concord, Massachusetts ("SCC"), and, and each person who shall hereafter be admitted to the Utah Limited Liability Company of Trio Star LLC (somethimes collectively referred to as the "Members" and individually as a "Member").

     The Members desire to form a limited liability company pursuant to the laws of the State of Utah. Accordingly, in consideration of the mutual covenants contained herein, they agree and certify as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     The definitions of some of the terms used in this Operating Agreement are set forth below:

     1.1 "Affiliate" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, a Member. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     1.2 "Articles of Organization" of the Company means the Articles of Organization filed with the Division of Corporations and Commercial Code of the State of Utah, pursuant to the Utah Limited Liability Company Act to form the Company, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     1.3 "Capital Contribution" means the gross amount of investment by a Member, or all Members, as the case may be, which may consist of cash, property, or services rendered or a promissory note or other obligation to contribute cash or property or to perform services.

     1.4  "Code" means the Internal Revenue Code of 1986, as amended.

     1.5  "Company" means Trio Star LLC.

     1.6 "Company Property" means all real, personal and mixed properties, cash, assets, interests and rights of any type owned by the Company. All assets acquired with Company funds or in exchange for Company Property shall be Company Property.

     1.7 "Fiscal Year" means a period of twelve (12) calendar months coinciding with the fiscal year of the Company, except that the first Fiscal Year of the Company shall be the period from the formation of the Company to December 31 of the following calendar year, and upon any termination of the Company on a date other than December 31, the final Fiscal Year of the Company shall be the period from the end of the immediately preceding Fiscal Year to the date of such termination. The fiscal year of the Company shall end on December 31 of each calendar year.

     1.8  "Initial Members" means APL, RCC and SCC.

     1.9 "Interest" means the proportion that a Member's Units bears to the aggregate outstanding Units of all Members.

     1.10  "Manager" or "Managers" means one or more persons
(individually and together) selected by the Members who are 18 years of age or older, and who need not be Members, to whom are delegated all or part of the management duties of the Company's business as provided in Article 6.

     1.11 "Member" means each of the parties who has executed this Operating Agreement and each of the parties who may hereafter become additional or substitute Members as provided in the Articles of Organization and in this Operating Agreement.

     1.12 "Member Account" means the account maintained for each Member pursuant to Section 8.1.

     1.13 "Members Committee" means an advisory committee that shall consist of three persons (or such greater or lesser number of persons as the Members may from time to time unanimously determine), one of whom shall be designated by each of the Initial Members. The representatives of the Members Committee shall be: Robert Jarmin, Robert Quinn and Ken C. Smith, until new representatives are designated by the Members as provided herein. The elected representatives of the Members Committee shall have the right to appoint a proxy to represent them at Members Committee meetings.

     1.14 "Net Profits and Net Losses" means, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, or loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

     1.15 "Operating Agreement" means this Operating Agreement of Trio Star LLC, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     1.16 "Proprietary Information" means all know-how, inventions, trade secrets, design, product, manufacturing and other specifications, methods, processes and test data, and technical, marketing and other information or data, and all copies and reproductions thereof disclosed, directly or indirectly, by a party hereto to another party which information is of a nature normally considered to be confidential and proprietary, including, without limitation, information in writing and marked "Confidential", "Proprietary" or the like, or, if transmitted orally, confirmed by a writing so marked within thirty (30) days of its disclosure, unless such information or know-how: (a) is or becomes public knowledge through no fault of the receiving party; (b) is legally in the possession of the receiving party prior to receipt from the other party which fact shall be provable by documentary evidence only; or (c) is subsequently and lawfully received from a third party without the receiving party's breach of any non-disclosure obligation.

     1.16 "Treasury Regulations" means any regulations of the Department of the Treasury under the Code (whether permanent, temporary or proposed), as such regulations may be lawfully changed from time to time.

     1.17  "Unit" means an interest in the Company as described in Section 4.4

     1.18 "Utah Act" means the Utah Limited Liability Company Act, Sections 48-2b-101 et seq. of the Utah Code.

                                   ARTICLE 2

                            ORGANIZATION AND TERM

     2.1 Formation. The Initial Members hereby agree to form a limited liability company and agree to continue the limited liability company upon the terms and conditions set forth in the Operating Agreement, in each case, subject to the provisions of the Utah Act as currently in effect.

     2.2  Filing. In connection with the execution of this Operating
Agreement, the

Initial Members shall cause Articles of Organization that comply with the requirements of the Utah Act to be properly filed with the Utah Division of Corporations and Commercial Code, and shall execute such further documents (including amendments to the articles of organization) and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a limited liability company in all states and counties where the Company may conduct its business.

     2.3  Name. The name of the Company shall be Trio Star LLC.

     2.4 Registered Office, Registered Agent. The location of the registered office of the Company shall be c/o R-Cubed Composites, Inc., 3392 West 8600 South, West Jordan, Utah 84088 and thereafter at such other location as the Members may designate. The Company's registered agent at such address shall be RCC.

     2.5 Principal Place of Business. The principal place of business of the Company shall be 3392 West 8600 South, West Jordan, Utah 84088. At any time, the Company may change the location of its principal place of business and may establish additional offices.

     2.6 Term. The Company shall begin on the date the Articles of Organization are filed with the Utah Division of Corporations and Commercial Code and continue in full force and effect until December 31, 2027 unless sooner dissolved by:

         (a)  the vote of the Members, as provided in Section 5.2;

         (b)  the withdrawal of RCC or SCC;

         (c) any event which makes it unlawful for the business of the Company to be carried on by the Members; or

         (d) any other event causing a dissolution of a limited liability company under the Utah Act.

     2.7 Operating Agreement. Each person who becomes a Member of the Company agrees to the terms and conditions set forth herein, as such terms and conditions from time to time may be modified or amended, and each such Member agrees that the terms and conditions of such Member's membership in the Company shall be governed by this Operating Agreement, the Articles of Organization and the Utah Act.

                                  ARTICLE 3

                       PURPOSE AND POWER OF THE COMPANY

     3.1 Purpose. The purpose of the Company's business is to design, develop, manufacture, sell, distribute and otherwise conduct business relating to hybrid metal-composite satellite components. The Company shall not engage in any activities prohibited by the Utah Act.

     3.2 Powers of the Company. In furtherance of the purpose of the Company as set forth in Section 3.1, the Company shall have the power and authority to take in its name all actions necessary, useful or appropriate in the Members' discretion to accomplish its purpose, including such action as are authorized by Section 48-2b-105 of the Utah Act, as such provision may be amended from time to time.

                                   ARTICLE 4
                   MEMBERS, CAPITAL CONTRIBUTIONS AND UNITS

    4.1 Members. All Members of the Company, past and present, and their last known business, residence or mailing address shall be listed on the attached Schedule 4.1.

    4.2 Initial Contributions. The initial Capital Contributions of each Member are set forth on the attached Schedule 4.2. Capital Contributions to the Company shall consist of cah, property or services rendered or a promissory note or other obligation to contribute cash or property or to perform services. No Member shall be liable under a judgment, decree or order of court, or in any other manner for a debt, obligation or liability of the Company. Additionally, no Member shall be required to lend any funds to the Company or to pay any contributions, assessments or payments to the Company except the Capital Contributions provided for in this Article 4; provided that a Member may be required to repay its Capital Contribution to the Company as provided in Article 12 below.

    4.3 Additional Capital Contributions. If at any time the Members determine that additional Capital Contributions are necessary to enable the Company to cause the business of the Company to be properly, operated and maintained and to discharge its costs, expenses, obligations and liabilities ("Additional Contributions"), they shall give written notice of such fact to the Managers and the Members specifying the total amount of such Additional Contributions and the Additional Contribution per Unit. Within thirty (30) days following such notice, each Member shall either (i) withdraw voluntarily pursuant to Section 11.5 below, or (ii) make his or her pro rata share of the Additional Contributions specified in the notice. Additional Units shall be distributed to each Member making Additional Contributions as indicated in the notice. If any Member fails to withdraw or to make Additional Contributions when due, at the election of a majority in interest of the other Members who have made the required Additional Contributions, the membership of the non-contributing Member may be terminated, or each of the Members who have made the required Additional Contributions may make the Additional Contributions that were not made when due and acquire additional Units at the price specified in the notice, in proportion to the number of Units held by each such Member making Additional Contributions to the total number of Units held by such Members.

    4.4 Units. A Member's interest in the Company shall be represented by the "Unit" or "Units" held by such Member. Each Member's respective Units in the Company are set forth on the attached Schedule 4.2. By its execution of this Operating Agreement, each Member hereby votes and agrees that its votes, consents and actions pursuant to the Articles of Organization, this Operating Agreement and the Utah Act shall be counted and determined as provided in this Operating Agreement. The Members hereby agree that each Unit shall entitle the Member possessing such Unit: (a) to one vote on matters on which the Members may vote under the Article of Organization, this Operating Agreement and/or the Utah Act; and (b) to an equal proportionate share of the Company's distributions. Each Member hereby agrees that its interest in the Company and in its Units shall for all purposes be deemed a personal interest and shall not be deemed realty or any interest in the Company's real or personal property or assets of any kind.


                                   ARTICLE 5

                         RIGHTS AND POWERS OF MEMBERS

    5.1 Powers of Members. The powers of the Members shall include but not be limited to:

         (a) the right and power to elect and remove a Manager or Managers as provided in Article 6;

         (b) the power to amend the Articles of Organization and this Operating Agreement, provided that such amendment complies with the Utah Act;

         (c) as provided in Section 5.3 and Article 11, the power to approve or disapprove the issuance of additional Units for sale to then existing Members or new subscribers and the admission of a transferee of some or all of a Member's Units as a substitute Member; and

         (d) as provided in Sections 2.6 and 5.3, the power to dissolve the Company.

    5.2 Majority Votes. An afirmative vote by or on behalf of the Members possessing more than sixty-six and two thirds percent (66 2/3%) of the Units of the Company shall be required to approve or disapprove any matter on which the Members are entitled to decide, except as otherwise provided in the Utah Act.

    5.3  Meetings of and Voting by Members.

    (a) Meetings. Meetings of the Members shall be held on ten (10) days' notice or on such shorter notice as may be mutually agreeable to the Members, on the call of a Manager or any Member entitled to vote at the meeting. Notice of the time and place of each meeting shall be given in writing to each Member by the Manager or the Member calling the meeting.

    (b) Waiver of Notice. When any notice is required to be given to any Member of the Company under the provisions of the Utah Act or under the provisions of the Articles of Organization or this Operating Agreement, a waiver thereof in writing signed by the person entitled to such notice, wherher before, at, or after the time state herein, shall be equivalent to the giving of such notice. By attending a meeting, a Member: (i) waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting objects to the holding of the meeting or the transacting of business at the meeting; and (ii) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

    (c) Action by Members Without a Meeting. Unless the Articles of Organization or the Utah Act provide otherwise, action required or permitted by the Utah Act to be taken at a Members' meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote. Action taken under this Section 5.3(c) is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. Written consent of all of the Members entitled to vote on any matter has the same force and effect as a unanimous vote of such Members and may be stated as such in any document.


                                   ARTICLE 6

                                  MANAGEMENT

    6.1  Managers

    (a) The day-to-day management of the Company's business shall be vested in a group of Managers elected by the Members. The Members hereby elect Pat Milne, Kevin R. Raftery and Thomas Wardell to be the initial Managers of the Company. The names and street addresses of each of the Managers are set forth on Schedule 6.1 attached hereto.

    (b) Any Member that holds more than fifty percent (50%) of the Units, shall be entitled to elect two Managers, and any Member that holds more than thirty-three and one-third (33.3%) of the Units, shall be entitled to elect one Manager. Any additional Managers shall be elected by the affirmative vote of the Members possessing at least eighty percent (80%) of the Units of the Company represented and entitled to vote on the subject matter at the annual meeting of the Members or at a special meeting of the Members called for that purpose. A Manager shall hold office until his successor has been elected and qualified.

    (c) The Managers may engage in other business activities and shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required for the efficient operation of the Company's business and objectives. A Manager shall perform his duties as a Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of being or having been a Manager of the Company.

    (d) The number of Managers shall be three (3) who shall be natural persons 18 years of age or older but who need not be Members of the Company or residents of Utah.

    (e) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the Company name of any instrument for apparently carrying on in the usual way the business of the Company, binds the Company, unless such act is in contravention of the Articles of Organization or this Operating Agreement (including, without limitation, Section 6.2 hereof) or unless the Manager so acting otherwise lacks the authority to act for the Company and the person with whom he is dealing has knowledge of the fact that he has no such authority.

    6.2  Powers of the Managers

    (a) The Managers shall have the right and authority to take all actions that the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. Any agreement or other instrument which the Managers are authorized to sign hereunder must be executed by at least two Managers. Subject to the other limitations set forth in this Section 6.2, any two Managers shall have the authority to sign agreements and other instruments on behalf of the Company in the ordinary course of business without the joinder of the other Managers.

    (b) The Managers may exercise all powers of the Company and do all such lawful acts and things, except: (1) such acts and powers which are to be exercised by the Members pursuant to Article 5; (2) such other acts which are by statute, the Utah Act, the Articles of Organization or this Operating Agreement directed or required to be exercised or done by the Members; (3) no debt shall be contracted or liability incurred by or on behalf of the Company except by one or more Managers who has obtained the prior approval of all of the other Managers; and (4) no Manager shall take any decision which involves expenses of the Company in excess of ______ except by one or more Managers who has obtained the prior approval of all of the other Managers.

    (c) In addition, the Managers shall obtain the prior written approval of the Members prior to taking any decision with respect to the following: (1) the development, sale, lease or other disposition of the Company's Property in excess of ______; (2) the purchase or other acquisition of other assets of any kind in excess of ______; (3) the proposal, submission or execution of any customer order in excess of ______; (4) the assumption of any obligation or expense in excess of ______; or (5) the employment of persons, firms or corporations for the operation and management of the Company's business.

    (d)  Notwithstanding anything to the contrary herein, but subject to
Section 5.3 herein, the Members may, at any time, limit or alter the authority of the Managers set forth herein or overrule any decision taken by the Managers.

    (e) All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company shall be valid and binding on the Company if executed by two or more Managers as provided herein.

    6.3 Members Committee. The Company shall maintain a Members Committee. The representatives of the Members Committee need not be directors or officers of the Members. The Members Committee shall meet from time to time to formulate marketing and operating policies of the Company and to recommend such policies to the Members and Managers; provided, however, that, except as otherwise expressly provided herein or otherwise determined by the Members, the Members Committee shall have no authority to act on behalf of or bind the Company.

    6.4 Compensation. The Company may pay to any Manager, Member, representative to the Members Committee or other person, a salary or other compensation for their services rendered to the Company. Such salaries shall be treated as expenses of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company.

    6.5 No Exclusive Duty. No Manager shall be required to manage the Company as his or her sole and exclusive function and her or she may have other business interests and engage in other activities in addition to those relating to the Company.

    6.6  Removal of Managers

    (a) Subject to the provisions of the Utah Act and subject to the satisfaction of the conditions specified in Section 5.2 and this Section 6.6, the Members may remove all or any lesser number of Managers with or without cause.

    (b) Any removal of a Manager shall become effective on such date as may be specified by the Members voting in favor thereof and in a notice delivered to any remaning Managers or the Manager elected to replace the removed Manager (except that it cannot be effective on a date earlier than the date such notice is delivered to the remaining or newly-elected Manager). Should a Manager be removed who is also a Member, such Member will continue to participate in the Company as a Member and receive his share of the Company's income, gains, losses, deductions and credits pursuant to this Operating Agreement.

    6.7 Resignation of Manager. A Manager may resign from his position as a Manager at any time by notice to all of the Members and the remaining Managers. Such resignation shall become effective as set forth in such notice.

    6.8 Vacancies. Any vacancies occurring in the group of Managers shall be filled by the Manager. A Manager chosen to fill a vacancy shall be elected by the Member who elected his predecessor in office.

    6.9 Information Relating to Company. Upon request, the Managers shall supply to any Member information regarding the Company or its activities. Each Member or his authorized representative shall have access to and may inspect and copy all books, records and materials in the Managers' possession regarding the Company or its activities.

    6.10 Records at Principal Place of Business. The Managers shall cause the Company to keep at its principal place of business the following:

          (a) a current list of alphabetical order of the full name and last known business street address of each Member;

          (b) a copy of the stamped Articles of Organization and all certificates of amendment to them, together with executed copies of any powers of attorney pursuant to which any certificate of amendment has been executed;

          (c) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years;

          (d) copies of any financial statements of the Company, if any, for the three most recent Fiscal Years; and

          (e) unless otherwise set for in the Articles of Organization, a written statement setting forth:

               (1) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Member and which each Member has agreed to contribute;

               (2) the time at which, or the events on the happening of which, any additional contributions agreed to be made by each Member are to be made;

               (3) any right of a Member to receive distributions which include a return of all or any of the Members' contributions; and

               (4) any event upon the happening of which the Company is to be dissolved and its affairs wound up.

    6.11 Tax Matters Manager. The Members shall designate a tax matters manager for purposes of federal and state income tax matters. The initial tax matters manager shall be Thomas Wardell. The tax matters manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.

                                  ARTICLE 7

                              PROFITS AND LOSSES

    7.1 Net Profit and Loss. Net Profits and Net Losses for each Fiscal Year shall be allocated in accordance with the terms and conditions set forth in Schedule 7.1 attached hereto.

    7.2 Compliance with Code. All of the provisions of this Operating Agreement relating to allocation of Net Profits and Net Losses are intended to comply with the Treasury Regulations promulgated under Code Section 704(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In particular, the profits and losses of the Company for U.S. federal income tax purposes will be calculated as required under the Code and not as described in Section 7.1. The minimum gain chargeback provisions of Treasury Regulations Section 1.704-2(f), the partner nonrecourse debt minimum gain provision of Treasury Regulations Section 1.704-2(i)(4), and the qualified income offset provision of Treasury Regulations Section 1.704-1(b)(2) shall be considered to be part of this Operating Agreement. If any Member contributes appreciated or depreciated property to the Company, allocations to Members will be adjusted as required by Code Section 704(c) solely for tax purposes to take into account the built-in gain or loss at the time of the contribution. If there are any "partner nonrecourse deductions" (within the meaning of Treasury
Regulations Section 1.704-2(i)(1)), such deductions will be allocated to the Member who bears the economic risk of loss for the "partner nonrecourse liability" (within the meaning of Treasury Regulations Section
1.704-2(b)(4)) to which the deductions are attributable.

                                  ARTICLE 8

                MEMBER ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS

    8.1 Maintenance of Member Accounts. A separate Member Account shall be maintained in the Company's books for each Member and permitted transferee in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Each Member Account shall be increased by (1) such Member's Capital Contributions; (2) allocations to such Member of Net Profits; (3) allocations to such Member of income described in Section 705(a)(1)(B) of the Code; and (4) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. Each Member Account shall be decreased by (1) the amount of money distributed by the Company to such Member; (2) allocations to such Member of Net Losses; (3) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (4)the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed to such Member to the Company; and (5) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code.

    8.2 Compliance With Code. All of the provisions of this Operating Agreement relating to the maintenance of Member Accounts are intended to comply with the Code and the Treasury Regulations promulgated under Code Section 704(b) and shall be interpreted and applied in a manner consistent with the Code and such Treasury Regulations.

    8.3 Limitation of Liability. Except as otherwise required in the Act, no Member shall have any liability to restore all or any portion of a deficit balance in such Member's Member Account.

    8.4 Distributions. No Member shall be entitled to receive property other than cash hereunder unless the Company elects to distribute any Company Property in-kind. Any in-kind distributions of Company Property shall be valued by an established, reputable, independent and qualified appraiser.

    8.5 Timing and Allocation of Distributions. Annually, or at more frequent intervals as Members Committee shall recommend, the Managers shall distribute available funds to the Members in accordance with this Article 8. Available funds for this purpose means the Company's gross cash receipts, less the Company's expenditures, and less the amount that, in the reasonable judgment of the Members Committee, the Company shall retain in order to fulfill its business purpose. Any allocation of distributions shall be allocated and distributed to the Members in accordance with their respective Interests.

    8.6 Limitations on Distribution. A Member may not receive a distribution from the Company to the extent that, after giving effect to the distribution, all liabilities of the Company, other than liability to Members of account of their Capital Contributions, would exceed the fair value of the Company's assets.

    8.7 No Right to Distribution. Notwithstanding anything in this Operating Agreement or the Act of the contrary, no Member shall be entitled to receive any distribution of money or other property by reason of such entity ceasing to be a Member, except (a) upon dissolution of the Company, or (b) upon the affirmative vote or unanimous written consent of all of the remaining Members.

                                  ARTICLE 9

                                BUSINESS PLAN

    9.1 Business Plan. Each year, on or before June 30th, the Managers shall prepare, and each of the Initial Members shall approve, a business plan, that will contain projections and certain terms and conditions relating to sales, costs, profits, capital expenditures, strategies and such other items as the Members Committee reasonably requires (the "Business Plan"). The essential terms of the initial Business Plan of the Company are attached as Exhibit A (the "Essential Terms"). The Members shall, in good faith, prepare and agree to the terms of an initial business plan by no later than June 30, 1998, that shall contain, among other things, the Essential Terms (the "Initial Business Plan"). The Business Plan will also provide the specific products and services to be provided to the Company by each of the Initial Members and the terms and conditions under which such products and services will be provided. The Members currently expect that the Company's business will develop in three distinct phases as commercial orders for the Company's products and services increase. Each of the three phases shall be further described in the Initial Business Plan.

    9.2 Restrictive Covenant. None of the Members (or any of their respective Affiliates) shall, as an officer, director, stockholder, employee, partner, member, manager or in any capacity whatsoever, compete with or engage in any business or activity that is competitive with the business of developing, manufacturing, selling and distributing hybrid metal-composite satellite components (as further described in the Business Plan) as conducted, or intended to be conducted, by the Company; provided, however, that each of the Members may continue to conduct its existing business through customers existing on date hereof, and may sell to other customers for applications that are not competitive with the hybrid metal-composite satellite component business as then conducted, or as intended to be conducted by the Company. The foregoing covenant shall terminate with respect to each Member (and its Affiliates on the earlier to occur of either of the following events: (a) termination of this Operating Agreement; or (b) five
(5) years following the withdrawal of such Member from the Company. Each of the parties hereto specifically acknowledges that in the event of a breach of the covenant contained in this Section 9.2, money damages to the Company cannot be determined and that the Company shall therefore be entitled to injunction relief and that the breaching party shall not assert the defense that the Company has an adequate remedy at law.

                                ARTICLE 10

                                 ACCOUNTS


     10.1 Books. The Managers shall maintain complete and accurate books of account of the Company's affairs at the Company's principal place of business. Such books shall be kept on such method of accounting, and reported to the Members on a monthly basis, as determined by the Members. The company's accounting period shall end on December 31 of each year.


     10.2 Transfers During Year. To avoid an interim closing of the Company's books, the share of Net Profits and Net Losses of a Member who transferred part of all of his Interests in the Company during the Fiscal Year shall be determined by taking his proportionate share of the amount of the Net Profits and Net Losses for the Year. The Managers shall make the proration based on the portion of the Fiscal Year that has elapsed prior to the transfer. The Managers shall allocate the balance of the Net Profits and Losses attributable to the transferred Interest to the transferee of such Interest.

     10.3 Reports. The Managers shall close the books of account promptly after the close of each Fiscal Year, and shall prepare and send to each Member a statement of such Member's distributive share of income and expense for federal income tax reporting purposes.


                              ARTICLE 11

                              TRANSFERS


     11.1 Restrictions on Transfer. None of the Members shall sell, exchange, assign, transfer, pledge, hypothecate or otherwise dispose of, whether any such disposition shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order, rule or regulation of any administrative body (any of said acts being a "transfer") any of the Units which such Member now owns or may hereafter acquire, except with the prior written consent of, and upon such terms and conditions as may be set by, all of the other Members or in accordance with the provisions of this Article 11, and the Company will not transfer or recognize any transfer of Units except in compliance with this Article. Notwithstanding anything to the contrary, any attempted or purported transfer of any Unit in violation of the following restrictions shall be void ab initio and of no effect.

     11.2 Permitted Transfers to Affiliates. Transfers of Units to Affiliates of a Member are permitted without requiring the consent of the other Members.

     11.3  Voluntary Withdrawals. Any Member may withdraw from the Company if:

     (a) during the first two years from the date hereof, contracts awarded to the Company do not aggregate ________________________________________;

     (b) during the third and fourth years from the date hereof, contracts awarded to the Company do not aggregate ________________________________;

     (c) in any year thereafter, contracts awarded to the Company do not aggregate _______________________________; or

     (d) in the event of a notice specifying Additional Contributions in excess of an aggregate of ______________________________________.


                              ARTICLE 12

               MEMBERS' LIABILITY AND GENERAL INDEMNITY

     12.1  Members

     (a) Except as otherwise specifically set forth in the Utah Act, no Member, Manager or employee of this Company shall be personally liable under a judgment, decree or order of a court, or in any manner, for the debts, obligations or liabilities of the Company. A Member shall have no liability to any other Member or the Company when acting pursuant to its authority granted pursuant to the Articles of Organization or this Operating Agreement, except to the extent such Member's acts or omissions constitute willful misconduct or gross negligence of such Member. Additionally, a Member shall be liable to the Company for:

          (1) Any difference between its Capital Contribution actually paid in and the amount promised by any Member as stated in this Operating Agreement or any writing signed by the Member; and

          (2) Any unpaid Capital Contribution which it agreed in this Operating Agreement or in any writing signed by the Member, to make in the future at the time and on the conditions stated in this Operating Agreement or in any other instrument, except that if a Member is unable to perform for any reason such Member may, at the option of the Company, contribute cash equal to that portion of the Member's Capital Contribution which has not been made.

     (b) If a Member has received the return of any part of his Capital Contribution in violation of this Operating Agreement or the Utah Act, he is liable to the Company for a period of six (6) years thereafter for the amount of the Capital Contribution wrongfully returned.


     (c) If a Member has received the return in whole or in part of his Capital Contribution without violation of this Operating Agreement or the Utah Act, he is liable to the Company for a period of six (6) years thereafter for the amount of the returned Capital Contribution, but only to the extent necessary to discharge the liabilities of the Company to those creditors who extended credit to the Company during the period the Capital Contribution was held by the Company.

     Any liability of a Member to the Company under this Article 12 can be waived or compromised pursuant to a vote by the Members in accordance with
Section 5.3. A Member who is subject to an obligation to repay any Capital Contribution to the Company as required by the Articles of Organization or this Operating Agreement, must make such repayment on demand by the Company. No Member shall be liable to the Company, its creditors or any other Member with respect to any amounts paid to such Member as profit sharing, loan repayment, interest, salary, wage, rental, royalty, fee or payment for value given which is not paid to such Member as a return of such Member's Capital Contribution.

     12.2 Managers. The Managers do not in any way guarantee the return of any Member's Capital Contribution or a profit for the Members from the Company's business. The Managers shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture regardless of whether such other business or venture competes with the Company or whether the Managers are active in the management or business of such other business or venture. Neither the Company nor any of the Members shall have any rights by virtue of the Articles of Organization, this Operating Agreement or any applicable law in or to the other business ventures of the Managers or to the income, gains, losses, deductions and credits derived therefrom by the Managers.

     12.3 Company's Indemnification. The Company shall, to the fullest extent permitted by the Utah Act, as the same may be amended and supplemented, indemnify all Members, Managers and any and all other persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of the Members or disinterested Managers or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. In addition, the Company shall, to the fullest extent permitted by the law of the State of Utah, as the same may be amended and supplemented, provide its Managers and officers with mandatory advancement of litigation expenses reasonably incurred by such persons in defending a civil or criminal action, suit or proceeding, brought against them in their capacity as such, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company under this Article or otherwise. The Company may, by action of its Managers, provide for the payment of such expenses incurred by employees and agents of the Company as it deems appropriate.

     12.4 Force Majeure. Notwithstanding anything in this Operating Agreement to the contrary, a Member or a Manager, shall not be liable (except for such Member's or Manager's obligations to contribute or return its Capital Contributions under the Utah Act or this Operating Agreement) for any loss or damage to Company Property or operations caused by its failure to carry out any of the provisions of the Articles of Organization and/or this Operating Agreement as a result of foreseeable or unforeseeable acts of God or incidents resulting from outside forces, whether or not beyond the control of such Member or Manager, such as strikes, labor troubles, riots, fires, weather, floods, acts of a public enemy, insurrections, breakdown or failure of machinery, acts, omissions or delays of governmental authorities and governmental laws, rules, regulations or orders.

     12.5 Remedies. The remedies of the Members hereunder are cumulative and shall not exclude any other remedies to which a Member may be lawfully entitled. The Members acknowledge that all legal remedies for any breach of this Operating Agreement may be inadequate, and therefore they consent to any appropriate equitable remedy; provided, that any failure of a Member to abide by the terms of this Operating Agreement, including without limitation any vote or consent that should bind a Member, or any other failure to adhere to the terms of this Operating Agreement which cost the Company legal and court costs to enforce same shall render the breaching Member liable to the Company for any such fees and costs.

     12.6 Waiver. The failure of any Member to insist upon strict performance of a covenant or condition hereunder shall not be a waiver of its right to demand strict compliance therewith in the future.


                               ARTICLE 13

                      DISSOLUTION AND TERMINATION


     13.1 Final Accounting. In case of the Company's dissolution, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

     13.2 Liquidation. Upon the Company's dissolution, the Managers or, if none, some person selected by a majority in number of the Members shall act as liquidator to wind up the

Company. Except as provided in Section 13.3 below, the liquidator shall have full power and authority to sell, assign and encumber any or all of the Company's assets and to wind up and liquidate the Company's affairs in an orderly and prudent manner. The liquidator shall distribute all proceeds from the liquidation to the Members in proportion to their Member Accounts in the Company.

    13.3 Distribution in Kind. If the liquidator shall determine that a portion of the Company's assets should be distributed in kind to the Members, he shall distribute such assets to them in undivided interests as tenants in common in proportion to their Interests in the Company.

    13.4 Cancellation of Articles. Upon the completion of the distribution of Company assets, the Company shall be terminated and the Members shall cause the Company to execute articles of dissolution and take such other actions as may be necessary to terminate the Company pursuant to any applicable statute, the Utah Act or this Operating Agreement.


                                  ARTICLE 14

                                CONFIDENTIALITY

    14.1 Obligation. All Proprietary Information shall remain the property of the Member disclosing such information, and, except as otherwise provided in this Agreement, the other Members shall not acquire any proprietary rights or other interests therein. Except in connection with the Company's business, none of the parties hereto shall disclose to third parties or otherwise use or exploit any Proprietary Information of any other party. Notwithstanding the foregoing, any Member may disclose Proprietary Information of another Member to the extent required by order of any governmental authority, or by final judicial order or to any third party to the extent reasonably necessary for a Member to perform its obligations under the Business Plan; provided that in connection with any such disclosure, to the extent possible, the Member disclosing such information shall give the other Members reasonable prior notice of the disclosure of any such Proprietary Information pursuant to this exception.

    14.2 Return of Materials. Upon any expiration or termination of this Agreement, each Member will promptly return to the other Members all documents or other tangible materials, representing such other Members' Proprietary Information.

    14.3 Survival. The terms of this Article 14 will survive any termination or expiration of this Agreement.

    14.4 Injunctive Relief. The parties expressly acknowledge and agree that any breach or threatened breach of this Article 14 will cause immediate and irreparable harm to the non-breaching parties that may not be adequately compensated by damages. Each Member therefore expressly agrees that in the event of such breach or threatened breach and in addition to any and all remedies available at law, the non-breaching Member will have the right to secure equitable and injunctive relief in connection with such breach or threatened breach.

    14.5 Publicity. Except as provided below, any public disclosure of the transactions contemplated hereby and the terms hereof (including but not limited to press releases or other statements made available generally by a party hereto to the public) will be reviewed and consented to be each Initial Member prior to such disclosure. Such consent shall not be untimely or unreasonable withheld by any Initial Member hereto. Notwithstanding the foregoing, any Initial Member may, without the prior consent of the other Initial Members: (a) disclose (i) the existence of the Agreement, (ii) the general subject matter hereof (other than material business, technical and commercial terms thereof or related thereto); and (iii) the identity of the parties hereto; or (b) make public disclosure of this Agreement and of the transactions contemplated hereby, to the extent that such public disclosure is required by any law, or rule or regulation of any agency, including without limitation, the United States Securities and Exchange Commission or any securities exchange on which securities of the disclosing party are then listed (and may thereafter disclose without consent the information so disclosed); provided, however, that in the case of any disclosure under clause (b) above, the disclosing Member shall endeavor to obtain confidential treatment of information to be disclosed, including, without limitation, the information contained in the Business Plan, the Capital Contributions and the terms of Section 11.5 and such other information as may be reasonably requested by the other Initial Members.


                           ARTICLE 15

                       GENERAL PROVISIONS

    15.1 Appointment of Managers. Each Member by his execution hereof does irrevocably constitute and appoint each Manager, with full power of substitution, as his true and lawful attorney, in his name, place and stead to file Articles of Organization with the appropriate depositories and to execute, acknowledged, swear to and file (a) all amendments to this Operating Agreement or to the Articles of Organization required by all or authorized or required by the provisions of this Operating Agreement or the articles of organization; (b) all certificates and other instruments necessary to qualify or continue the Company as a limited liability company wherein the Members have limited liability in the states where the Company may be doing business; and (c) all conveyances and other instruments necessary to effect the Company's dissolution and termination.

    15.2 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in Salt Lake City, Utah, before a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties agree that the arbitrators shall have the powers to award damages, injunctive relief and reasonable attorneys' fees and expenses to any party in such arbitration. The decision reached by such arbitrators in any such proceeding shall be final and binding upon the parties thereto. Without prejudice to the procedure set forth in this Section 15.2, each of the parties shall remain free to seek a preliminary injunction or other provisional judicial relief if in such party's sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

    15.3 Entire Agreement. This Operating Agreement (a) contains the entire agreement among the parties, (b) except as provided in Article 5, may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by, the laws of Utah, and (d) shall be binding upon respective personal representatives, successors and assigns, except as above set forth.

    15.4 Construction Principles. Words in any gender shall be deemed to include the other genders. The singular shall be deemed to include the plural and vice versa. The headings and underlined paragraph titles are for guidance only and shall have no significance in the interpretation of this Operating Agreement.

    15.5 Invalidity. The Invalidity of any portion of this Operating Agreement shall not affect the validity of the remainder of this Operating Agreement.

    15.6 Counterparts. This Operating Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute the Operating Agreement.

    IN WITNESS WHEREOF, the Members have signed this Operating Agreement on the respective dates set forth below to be effective as of the date first above written.

                                       MEMBERS:

                                       ADVANCED PRODUCTS LABS, INC.


                                       /s/ Robert A. Jarmin
                                       ----------------------------
                                       By:    Robert A. Jarmin
                                       Title: President
                                       Date:  12/31/97

                                       R-CUBED COMPOSITES, INC.


                                       /s/ Thomas Wardell
                                       ----------------------------
                                       By: Thomas Wardell
                                       Title: President
                                       Date: 12/30/97

                                       STARMET COMCAST CORPORATION


                                       /s/ Kevin R. Raftery
                                       ----------------------------
                                       By: Kevin Raftery
                                       Title: President
                                       Date: 12/31/97

                              OPERATING AGREEMENT
                                      FOR
                                 TRIO STAR LLC

              SCHEDULES TO OPERATING AGREEMENT FOR TRIO STAR LLC

              Schedule 4.1        Members

              Schedule 4.2        Capital Contributions and Units

              Schedule 6.1        Managers

              Schedule 7.1        Allocation of Net Profits and Net Losses

              Exhibit A           Business Plan

                                                                 Schedule 4.1

                                    Members

         All Members, Past                    Business, Residence
         and Present                          or Mailing Address
         -----------------                    -------------------

         Advanced Products Labs, Inc.         43152 Christy Street
                                              Fremont, California 94538

         R-Cubed Composites, Inc.             3392 West 8600 South
                                              West Jordan, Utah 84088

         Starmet Comcast Corporation          2229 Main Street
                                              Concord, Massachusetts 01742

                                                                  Schedule 4.2

                        Capital Contributions and Units

                               Initial Capital                 Number of
Members                        Contribution                    Units
-------                        ---------------                 ---------
Advanced Products Labs, Inc.   $_______                             500

R-Cubed Composites, Inc.       $_______                           5,100

Starmet Comcast Corporation    $_______                           4,400
                               -----------                       ------
     TOTAL                     $_______                          10,000

                                                                  Schedule 6.1

                                    Managers

                                             Business, Residence
         Managers                            or Mailing Address
         --------                            -------------------

         Pat Milne                           c/o R-Cubed Composites, Inc.
                                             3392 West 8600 South
                                             West Jordan, Utah 84088

         Kevin R. Raftery                    c/o Starmet Comcast Corporation
                                             2229 Main Street
                                             Concord, Massachusetts 01742

         Thomas Wardell                      c/o R-Cubed Composites, Inc.
                                             3392 West 8600 South
                                             West Jordan, Utah 84088

                                                                  Schedule 7.1

                    Allocation of Net Profits and Net Losses

1. Initially, __________________________ of the Net Profits and Net Losses of the Company shall be allocated pro rata in accordance with the Interests of the Members, as such Interests may vary from time to time.

2.   When the Company enters Phase II (as defined in Exhibit A);

     (a) _____________________________ of the Net Profits and Net Losses of
the Company shall be allocated pro rata in accordance with the Interests of the Members, as such Interests may vary from time to time; and

     (b) ____________________________ of the Net Profits and Net Losses of the Company shall be allocated based on the hours charged to the Company by each of the Members for services performed or goods provided as determined in accordance with the terms of the Business Plan.

                                                                     Exhibit A

                       Essential Terms for Business Plan

The Company will develop in three principal phases:

1. Phase I: organization and development of the Initial Business Plan, joint preparation of proposals for third party to develop, design, fabricate and deliver the Company's fully assembled satellite components, including the Teledesic Satellite Bus Structure.

2. Phase II: commences when the Company has received commercial orders from third parties of at least ________.

3.   Phase III: commences when the Company has achieved annual net sales of
     _____________.

The Business Plan shall provide the specific products and services to be provided to the Company by each of the Initial Members and the terms and conditions under which such products and services will be provided. Each of the Initial Members shall have responsibility for providing the Company with the following services:

A. RCC. RCC shall design and fabricate composite components and do the final assembly and testing of the deliverable structure. The components include such things as honeycomb panels, tubing and molded structures. The Company will issue an RFQ for the work to be done by RCC and RCC will provide a firm fixed price proposal to the Company. _____________________________ _________________________________ RCC shall be responsible for any cost overruns that may occur that are not due to legitimate design changes from the Company's final customer. The Company will also reside within RCC's facility.

B. SCC. SCC shall design and fabricate Beryllium-Aluminum castings and extrusions. The components shall include such things as cast fittings, extruded bar or tubing and other types of Beryllium-Aluminum structures. The Company will issue an RFQ for the work to be done by SCC and SCC will provide a firm fixed price proposal to the Company. _____________________________ _________________________________ SCC shall be responsible for any cost overruns that may occur that are not due to legitimate design changes from the Company's final customer.

C. APL. APL shall design and fabricate Beryllium-Aluminum hardware that requires brazing, welding or special coatings. The components shall include such things as fittings, brackets and enclosures. The Company will issue an RFQ for the work to be done by APL and APL will provide a firm fixed price proposal to the Company. _________________________________________________
______________ APL shall be responsible for any cost overrun that may occur that are not due to legitimate design changes from the Company's final customer.

Each of the Members shall indemnify, defend and hold the Company and its Members harmless from and against any and all liabilities, claims, damages, suits, judgments, losses, costs, and expenses (including reasonable attorneys' fees) arising from such services provided to the Company, including without limitation, products liability and intellectual property infringement claims.

When the Company enters Phase II, ________________________________________
_____________________________________________________________________________
for the products and services described above. All direct variable and all direct fixed costs refers to such costs which are directly associated with producing the products and services described above. The Initial Members intend to develop a more detailed definition of Fully Loaded Costs in the Initial Business Plan. Examples of Fully Loaded Costs (as further defined in the Initial Business Plan) are the following:

Direct variable costs:
Direct labor costs including benefits, direct material costs (the actual amount paid for the purchased materials or services including the benefit of any price reductions or reimbursements), packaging material and electricity and other utility costs for production machinery.

Direct fixed costs:
Engineering costs, design costs, QA/QC costs, purchasing costs, floor space utilized for manufacturing, tooling and other non-recurring costs and capital costs incurred in connection with services and products supplied to the Company, including (a) ________________ on accounts receivable, (b) ______ _______ on inventory (raw materials, work in process, finished goods and tooling), (c) _________________________________ on fixed assets and net carried investment in tools used to manufacture products supplied to the Company (in proportion to the utilization of the fixed assets).

Fully Loaded Costs shall not include the following:

Except as specifically provided above, interest and other financing expenses; or Indirect costs, including: (a) corporate overhead charges and general and administrative expenses, (b) sales and marketing expenses, and (c) research and development expenses, and (d) all other fixed and variable costs not directly connected to manufacturing of the products and services described above.

Each Member shall furnish all available information reasonably requested by any other Member that is relevant to the determination of Fully Loaded Costs and permit the other Members to review and audit their records. To the extent the Managers disagree in good faith with the determination of Fully Loaded Costs, the Company shall not be required to pay such amount and the disputed amount shall be determined in accordance with the procedure set forth in Section 15.2 of the Operating Agreement.

The Members shall made sure that the Company and the products and services provided by the Company are covered by products liability insurance. Premiums paid for the products liability insurance shall be included in all offers made to customers by the Company. If the premiums are paid by the Initial Members, thay shall be included in the Fully Loaded Costs defined above and charged to the Company.

Each Member guarantees that there is no legal or other restriction in using all the know-how and patents needed and required to produce the services and products described above for each such Member. If such problem should occur, in addition to the indemnity provided above, the Member subject to such restriction shall compensate the other Members for incurred costs, including but not limited to legal costs.